UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 2, 2007
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

10420 Research Road, SE, Albuquerque, New Mexico  87123
Address of principal executive offices, including zip code

(505) 332-5000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 2, 2007, EMCORE Corporation (the “Company”) received a NASDAQ Staff Determination letter stating that the Company is not in compliance with the filing requirements for continued listing set forth in NASDAQ Marketplace Rules 4350(e) and 4350(g) and that its common stock is subject to delisting from the NASDAQ Stock Market.  The notice, which the Company expected, was issued as a result of the Company’s inability to hold an annual meeting of shareholders on or before September 30, 2007, to solicit proxies and to provide proxy statements to the NASDAQ.  The notice also stated that the NASDAQ Listing and Hearing Review Council (the “Listing Council”) would consider these deficiencies when it renders its determination regarding the Company’s continued listing on the NASDAQ Global Market and that the Company should present its views with respect to this matter to the Listing Council in writing no later than October 9, 2007.  The Company plans to submit a letter to the Listing Council requesting the Listing Council exercise its discretionary authority in favor of granting the Company an additional extension to regain compliance with NASDAQ’s annual meeting and proxy solicitation requirements.

As previously disclosed, on June 15, 2007, the Company received a letter from the NASDAQ stating that the Listing Council had stayed the previously reported May 10, 2007 decision of the NASDAQ Listing Qualifications Panel (the “Panel”) and any future Panel determinations to suspend the Company’s securities from trading on NASDAQ, pending further review by the Listing Council. Consequently, the Company’s securities would continue to be listed on the NASDAQ Global Market until further action by the Listing Council.

The Company and its legal and accounting advisors are working diligently to complete the remaining steps necessary to become current in its Securities and Exchange Commission (the “SEC”) reporting obligations.  While the Company intends to file the required reports as soon as practicable, management and the Board also recognize the importance of complete and accurate reporting and the timeframes required by the Company to complete its Annual Report on Form 10-K for the fiscal year ended September 30, 2006 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2006, March 31, 2007, and June 30, 2007.  We expect to file these outstanding periodic reports with the SEC in October 2007, and we intend to solicit proxies and hold an annual meeting of shareholders as promptly as practicable thereafter.

*           *           *

Forward-Looking Statement

This announcement includes a forward-looking statement within the meaning of the Private Securities Litigation Reform Act regarding the timing in which the Company expects to become current in its reporting obligations under the Securities Exchange Act of 1934 and under the NASDAQ Marketplace Rules.   This statement involves uncertainties that may cause the actual timing in which the Company becomes current in its reporting obligations to differ materially from the Company’s current expectations.   The Company is hopeful that these reports when filed will enable it to regain compliance with NASDAQ and SEC filing requirements.   While there can be no assurance that the Company will become compliant with NASDAQ requirements, including that it file its periodic reports and restatement, solicit proxies and hold its annual meeting, before the Listing Council takes any action lifting the stay, the Company continues to work diligently to do so.  This forward-looking statement is made as of the date hereof, and the Company does not assume any obligation to update the statement.

A copy of the press release announcing the receipt of this letter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01     Financial Statements and Exhibits.

 (d)           Exhibits

Exhibit Number	Description
99.1	Press release, dated October 5, 2007, issued by EMCORE Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: October 5, 2007	By: /s/ Adam Gushard Name: Adam Gushard Title: Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated October 5, 2007, issued by EMCORE Corporation.